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                                                                   EX-99.(d)(9)

                                  APPENDIX A

                 GLOBAL INDEX ADVISORS SUB-ADVISORY AGREEMENT
                            WELLS FARGO FUNDS TRUST

                               Funds Trust Funds

              Wells Fargo Advantage Dow Jones Target 2050 Fund/1/

              Wells Fargo Advantage Dow Jones Target 2045 Fund/2/

               Wells Fargo Advantage Dow Jones Target 2040 Fund

              Wells Fargo Advantage Dow Jones Target 2035 Fund/2/

               Wells Fargo Advantage Dow Jones Target 2030 Fund

              Wells Fargo Advantage Dow Jones Target 2025 Fund/2/

               Wells Fargo Advantage Dow Jones Target 2020 Fund

              Wells Fargo Advantage Dow Jones Target 2015 Fund/2/

               Wells Fargo Advantage Dow Jones Target 2010 Fund

               Wells Fargo Advantage Dow Jones Target Today Fund

Approved by the Board of Trustees: March 31, 2006
Appendix A amended: February 7, 2007

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/1/   On November 8, 2006 the Board of Trustees approved the establishment of the Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
/2/ On February 7, 2007 the Board of Trustees approved the establishment of the Target 2015, Target 2025, Target 2035 and Target 2045 Funds, which are expected to commence operations on or about July 1, 2007.

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                                  APPENDIX B

                 GLOBAL INDEX ADVISORS SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

                            WELLS FARGO FUNDS TRUST

   This fee agreement is effective as of the 26/th/ day of June, 2006, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Global Index Advisors, Inc. (the "Sub-Adviser").

   WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Fund throughout the month:

                                                            Sub-Advisory
        Name of Fund                                            Rate
        ------------                                        ------------
        Wells Fargo Advantage Dow Jones Target 2050 Fund/3/     0.06%
        Wells Fargo Advantage Dow Jones Target 2045 Fund/4/     0.06%
        Wells Fargo Advantage Dow Jones Target 2040 Fund        0.06%
        Wells Fargo Advantage Dow Jones Target 2035 Fund/4/     0.06%
        Wells Fargo Advantage Dow Jones Target 2030 Fund        0.06%
        Wells Fargo Advantage Dow Jones Target 2025 Fund/4/     0.06%
        Wells Fargo Advantage Dow Jones Target 2020 Fund        0.06%
        Wells Fargo Advantage Dow Jones Target 2015 Fund/4/     0.06%
        Wells Fargo Advantage Dow Jones Target 2010 Fund        0.06%
        Wells Fargo Advantage Dow Jones Target Today Fund       0.06%

   If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

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/3/   On November 8, 2006 the Board of Trustees approved the establishment of the Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
/4/ On February 7, 2007 the Board of Trustees approved the establishment of the Target 2015, Target 2025, Target 2035 and Target 2045 Funds, which are expected to commence operations on or about July 1, 2007.

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   The foregoing fee schedule is agreed to as of this 7th day of February,
2007, and shall remain in effect until changed in writing by the parties.

                                         WELLS FARGO FUNDS TRUST
                                         on behalf of the Fund

                                         By: /s/ C. David Messman
                                             ----------------------------------
                                             C. David Messman
                                             Secretary

                                         WELLS FARGO FUNDS MANAGEMENT, LLC

                                         By: /s/ Andrew Owen
                                             ----------------------------------
                                             Andrew Owen
                                             Executive Vice President

                                         GLOBAL INDEX ADVISORS, INC.

                                         By: /s/ George V. Daniels, Jr
                                             ----------------------------------
                                             George V. Daniels, Jr
                                             Chairman & Chief Executive Officer